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                                                                     EXHIBIT 5.1

            OPINION AND CONSENT OF ORRICK, HERRINGTON & SUTCLIFFE LLP

February 11, 2004

PDF Solutions, Inc.
333 West San Carlos Street, Suite 700
San Jose, California 95110

      Re:   PDF Solutions, Inc.
            Registration Statement on Form S-8

Ladies and Gentlemen:

      At your request, we are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about February 11, 2004 in connection with the registration under the Securities Act of 1933, as amended, of a total of 1,780,241 shares of your Common Stock (the "Common Shares") reserved for issuance under the PDF Solutions, Inc. 2001 Stock Plan and the PDF Solutions, Inc. 2001 Employee Stock Purchase Plan (collectively, the "Plans").

      We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

      Based on such examination, we are of the opinion that the Common Shares, to be issued by the Company pursuant to the Plans have been validly authorized, and when issued in accordance with the provisions of the Plans, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,



/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP